UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway, Suite 400 Burlingame, California 94010 (650) 238-9600 (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 11, 2020, Innoviva, Inc. (“Innoviva”) entered into a strategic partnership with Sarissa Capital Management LP (“Sarissa Capital”) designed to accelerate the execution of its strategy and enhance returns on its capital. The partnership comprises (i) a strategic advisory agreement, pursuant to which and subject to the terms set forth therein Sarissa Capital will assist Innoviva in the development of its acquisition strategy and (ii) an investment by Innoviva into an investment fund managed by Sarissa Capital to enhance returns on its capital, as further described herein. The partnership is part of Innoviva’s continued focus on increasing shareholder value by diversifying its primary royalty management business that includes respiratory assets partnered with Glaxo Group Limited and optimizing its capital allocation, both through actively pursuing opportunistic acquisitions of promising companies and assets in the healthcare industry and enhancing the returns on its capital. Innoviva believes that Sarissa Capital’s strategic position in the healthcare ecosystem, differentiated investment approach and strategic acumen are highly synergistic with our capital deployment strategy and position us well for value creation.

Strategic Advisory Agreement

As part of the partnership, Innoviva and Sarissa Capital entered into a Strategic Advisory Agreement (the “Services Agreement”), dated December 11, 2020, pursuant to which Sarissa Capital will provide a variety of strategic services to Innoviva in order to assist Innoviva in the development and execution of its acquisition strategy. Pursuant to the terms of the Services Agreement, and subject to the limitations set forth therein, Sarissa Capital will, among other things: (i) assist Innoviva in the development of an overall acquisition and investment process and strategy; (ii) advise Innoviva on market trends, market dynamics and merger and acquisition activity; (iii) identify potential transaction targets; (iv) assist in due diligence of transaction targets and the negotiation and execution of transactions; (v) advise on the growth and operational plans, performance and integration of target companies once an investment or acquisition is made; and (vi) assist in the identification of director and officer candidates for target companies. The Services Agreement provides for the development of an annual work plan to implement the strategic services, and regular collaboration between Sarissa Capital and Innoviva to discuss the work plan and refine the strategic services. Innoviva believes that the partnership will allow it to utilize the expertise and market reach of Sarissa Capital to optimize Innoviva’s proprietary investment program, targeting strategic control investments in the healthcare industry, while also focusing on Innoviva’s primary business of managing its valuable royalty portfolio.

The Services Agreement includes customary indemnification and exculpation provisions and is terminable by Innoviva at any time. In addition, Sarissa Capital may terminate the Services Agreement at any time in the event that one or more withdrawal requests to the Partnership (as defined below) are made which, in the aggregate, cause the value of the interest of Strategic Partners (as defined below) in the Partnership to be less than 50% of the initial subscription amount, as adjusted for any cumulative profits and losses.

Investment of Capital

In addition to the Services Agreement, as part of Innoviva’s efforts to optimize its cash position and increase yield, on December 11, 2020, Innoviva Strategic Partners LLC, a wholly-owned subsidiary of Innoviva (“Strategic Partners”), entered into a subscription agreement (the “Subscription Agreement”) and an Amended and Restated Limited Partnership Agreement (the “Partnership Agreement” and, together with the Subscription Agreement and the other instruments and agreements referenced therein or contemplated thereby, the “Investment

Documents”) pursuant to which Strategic Partners became a limited partner of ISP Fund LP (the “Partnership”). The general partner of the Partnership (the “General Partner”) is an affiliate of Sarissa Capital and, pursuant to an investment management agreement, Sarissa Capital will act as the investment adviser to the Partnership.

Pursuant to the Investment Documents, Strategic Partners made a $300 million initial contribution into the Partnership on a “most favored nations” basis. The Partnership was formed for the purposes of investing in “long-only” securities in the healthcare, pharmaceutical and biotechnology industries. The Partnership Agreement provides certain limitations on the General Partner and the Partnership. Among other things and subject to the limitations set forth in the Partnership Agreement, without the prior approval of Strategic Partners, the Partnership may not participate in any borrowing, leverage or other credit arrangement, enter into certain transactions with Sarissa Capital or its affiliates or invest greater than 20% of the Net Asset Value (as defined in the Partnership Agreement) of the Partnership in the securities of any single issuer (measured at the time of acquisition), however we expect the Partnership’s investments to be concentrated in a few larger positions in order to maximize the synergies between the Partnership Agreement, the Services Agreement and our overall acquisition strategy.

As compensation for the advisory services to be provided to the Partnership, the Partnership Agreement provides for Sarissa Capital to receive a customary management fee from the Partnership, payable quarterly in advance, measured based on the Net Asset Value of Strategic Partners’ capital account in the Partnership. In addition, as more fully described in the Partnership Agreement, the General Partner is entitled to a customary annual performance allocation based on the Net Profits (as defined in the Partnership Agreement) of the Partnership during the annual measurement period (i.e., the excess during the relevant annual measurement period of (x) operating profits of the Partnership plus the realized and unrealized increase in the value of securities held by the Partnership over (y) operating losses of the Partnership plus the realized and unrealized loss in the value of securities held by the Partnership). The performance allocation is payable annually (or a shorter period solely with respect to capital withdrawn from the Partnership prior to year-end) and is calculated based on valuation determinations made by Sarissa Capital or a third-party administrator for the Partnership selected by Sarissa Capital. The foregoing is the sole compensation receivable by Sarissa Capital for the transactions described herein.

The Partnership Agreement includes a lock-up period of thirty-six months after which Strategic Partners is entitled to make withdrawals from the Partnership as of such lock-up expiration date and each anniversary thereafter, subject to a 25% gating provision. If Strategic Partners wishes to withdraw more than 25% of its capital, such request will be carried over to the successive quarter-end dates until settled in full over a maximum of four quarter-end dates with respect to withdrawal of the full capital account balance. Payments to Strategic Partners in respect of any withdrawal are to be made within 30 days following the relevant withdrawal effective date. In addition, the Partnership Agreement provides for withdrawal rights at any time upon the occurrence of Cause (as defined in the Partnership Agreement) or in the event of a Key Man Event (as defined in the Partnership Agreement) tied to Dr. Alexander Denner ceasing to be the Chief Investment Officer of Sarissa Capital or otherwise ceasing to oversee the investment activity of the Partnership. Following a withdrawal due to Cause or a Key Man Event, the Partnership is required to distribute withdrawal proceeds as promptly as reasonably practicable following the relevant withdrawal date and without the application of the 25% gate or the lock-up.

The Partnership Agreement also provides that Strategic Partners may elect, from time to time, to receive annual distributions of Net Profits (as defined in the Partnership Agreement) net of accrued and reserved expenses and fees of the Partnership. The Partnership Agreement also requires the Partnership to make distributions to Strategic Partners as necessary to allow Innoviva to maintain compliance with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

The Partnership Agreement includes co-investment rights pursuant to which Strategic Partners is entitled to invest ratably in investment opportunities presented to the Partnership and other funds and accounts managed by Sarissa Capital, and capacity rights pursuant to which Strategic Partners is entitled to make additional investments into the Partnership on the same preferential terms. The Partnership Agreement also includes a customary “most favored nations” provision, pursuant to which and subject to certain limitations and conditions, Strategic Partners is entitled to receive the benefit of any more favorable terms or conditions (and any related negative terms or obligations) provided to investors in any other fund or account managed by Sarissa Capital or its affiliates pursuing substantially the same investment strategy.

In addition to the terms described above, the Investment Documents include other customary terms and conditions including representations and warranties, indemnities, exculpation, information rights and reporting obligations and allocation of third party expenses.

The execution of the Services Agreement and the Investment Documents was approved by a special committee of independent directors of the Innoviva Board represented by independent legal, financial and other advisors. Mark DiPaolo, Esq. and Odysseas D. Kostas, M.D., two of our directors, are partners of Sarissa Capital. Accordingly, these directors have recused themselves to date from any decisions relating to our investment in the Partnership or the Services Agreement.

The foregoing is a summary description of certain terms of the Services Agreement and the Partnership Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Services Agreement, which is attached hereto as Exhibit 10.1, and the Partnership Agreement, which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.

Item 8.01.	Other Events

In connection with the execution of the Services Agreement and the Partnership Agreement, Innoviva sets forth the following information to supplement the risk factors described in Item 1A of Innoviva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The following risk factors should be read in conjunction with the risk factors described in the Annual Report on Form 10-K.

Risks Related to the Services Agreement

Under the Services Agreement with Sarissa Capital, we may rely on Sarissa Capital to assist in our strategic investing activity.

On December 11, 2020, we entered into the Services Agreement pursuant to which Sarissa Capital provides substantial assistance to us in connection with our control investing activity. Pursuant to the terms of the Services Agreement, and subject to the limitations set forth therein, Sarissa Capital will, among other things: (i) assist Innoviva in the development of an overall acquisition and investment process and strategy; (ii) advise Innoviva on market trends, market dynamics and merger and acquisition activity; (iii) identify potential transaction targets; (iv) assist in due diligence of transaction targets and the negotiation and execution of transactions; (v) advise on the growth and operational plans, performance and integration of target companies once an investment or acquisition is made; and (vi) assist in the identification of director and officer candidates for target companies. The services are provided by Sarissa Capital personnel and we have limited or no ability to control the manner upon which the services are provided. In the event that Sarissa Capital fails to adequately perform the required services, our investment activity operations and financial performance may be negatively impacted.

Risk Related to our Investment in the Partnership

Our investment into the Partnership could subject us to various risks and uncertainties, any of which could impact our investment results and could materially and adversely affect our business, financial condition and results of operations.

Historically, we have invested our cash reserves in short-term investments and marketable securities, primarily corporate notes, government securities, government agencies, and government commercial papers. On December 11, 2020, we entered into the Partnership Agreement and invested $300 million of our cash reserves to be managed by Sarissa Capital as the investment manager to the Partnership.

While we expect that our revenues will continue to be primarily derived from our royalty management business, as a result of this investment, we may derive a material portion of our income from assets managed by Sarissa Capital. The investment strategy of Sarissa Capital will focus on a concentrated portfolio of “long” positions in publicly or privately traded securities (debt or equity) and derivatives of, and other financial instruments related to, each of the foregoing, specifically in the areas of healthcare, pharmaceuticals and biotechnology. The risks associated with this investment strategy may be substantially greater than the risks associated with traditional fixed-income investment strategies or other low-yield strategies.

We have limited rights to remove the general partner of the Partnership and do not have any right to participate in the management of the Partnership or the investment activity of Sarissa Capital. We are solely dependent on Sarissa Capital’s management of our investment in the Partnership. We cannot provide assurance that Sarissa Capital will be successful in meeting our investment objectives. Unexpected market volatility or losses in the Partnership’s securities portfolio could significantly and negatively affect our investment in the Partnership and therefore our investment results, financial condition or results of operations.

The Partnership Agreement limits our ability to withdraw our invested funds from the Partnership.

Under the terms of the Partnership Agreement, subject to limited exceptions, we are not entitled to withdraw our funds invested in the Partnership until expiration of a “lock-up” period. Following the expiration of the lock-up period, we are able to make annual withdrawals subject to 25% gating provision such that we would receive our entire account in the Partnership over four fiscal quarters. Therefore, we are limited in our ability to obtain liquidity with respect to those funds and are further subjects to market fluctuations with respect thereto, particularly given the expected concentrated nature of the Partnership’s portfolio.

Sarissa Capital intends to continue to manage other third party capital and is not required to dedicate any minimum amount of time to the Partnership.

In addition to managing the Partnership, Sarissa Capital, its principals and their affiliates may engage in investment and trading activities for their own accounts and/or for the accounts of third parties and is not required to afford the Partnership exclusivity or priority with respect to investment or trading activities. Affiliates of Sarissa Capital manage and expect to continue to manage other client accounts which have objectives similar to the Partnership. The Partnership Agreement does not include any specific obligations or requirements concerning allocation of time, effort or investment opportunities to us or impose any restriction on the nature or timing of investments for accounts that Sarissa Capital or its affiliates may manage.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Strategic Advisory Agreement, dated as of December 11, 2020, by and between Sarissa Capital Management LP and Innoviva, Inc.

10.2	Amended and Restated Limited Partnership Agreement of ISP Fund LP, dated as of December 11, 2020, by and among ISP Fund LP, Sarissa Capital Fund GP LP, Innoviva Strategic Partners LLC and the other parties named therein.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2020	INNOVIVA, INC.

	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer